                                                           Exhibit No. EX-99.j.1

            Consent of Independent Registered Public Accounting Firm

We  consent  to the  reference  to our  firm  under  the  caption  "Counsel  and
Independent   Registered   Public   Accounting   Firm"  in  the  Prospectus  and
"Independent  Registered Public  Accounting Firm" and "Financial  Statements" in
the  Statement  of  Additional  Information  and to the use of our report  dated
February 12, 2008, in this  Pre-Effective  Amendment No. 2 (No.  333-139501) and
Amendment No. 2 (811-21993) to the Registration  Statement of RevenueShares  ETF
Trust.

                                                        ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 12, 2008